                                                                     Exhibit 1
================================================================================


                               CASE CORPORATION

                           (a Delaware corporation)


                                 $300,000,000
                       6.25% Notes due December 1, 2003



                              PURCHASE AGREEMENT





Dated: December 2, 1998

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.   Representations and Warranties by the Company..................  3
       (a)   Representations and Warranties.................................  3
             (i)      Similar Offerings.....................................  3
             (ii)     Offering Memorandum...................................  3
             (iii)    Incorporated Documents................................  3
             (iv)     Financial Statements..................................  4
             (v)      Due Incorporation and Good Standing of the Company....  4
             (vi)     Due Incorporation and Good Standing of Subsidiaries...  5
             (vii)    Authorization of the Indenture and the Securities.....  5
             (viii)   Authorization of the Exchange Notes...................  6
             (ix)     Authorization of the Registration Rights Agreement....  6
             (x)      No Consents, Approvals, Etc...........................  6
             (xi)     Absence of Defaults and Conflicts.....................  6
             (xii)    Authorization of this Agreement.......................  7
             (xiii)   Licenses and Permits..................................  7
             (xiv)    Environmental Laws....................................  7
             (xv)     Absence of Proceedings................................  8
             (xvi)    Absence of Material Adverse Effect....................  8
             (xvii)   Investment Company Status.............................  9
             (xviii)  Absence of Labor Disturbance..........................  9
             (xix)    Rule 144A Eligibility.................................  9
             (xx)     No General Solicitation...............................  9
             (xxi)    No Registration Required..............................  9
             (xxii)   No Directed Selling Efforts...........................  9
             (xxiii)  No Agreement for Filing a Registration Statement...... 10
             (xxiv)   Compliance with Rule 144A............................. 10
             (xxv)    Reporting Company..................................... 10
       (b)   Officer's Certificates......................................... 10

SECTION 2.   Sale and Delivery to Initial Purchasers; Closing............... 10
       (a)   Securities..................................................... 10
       (b)   Payment........................................................ 10
       (c)   Qualified Institutional Buyer.................................. 11
       (d)   Denominations; Registration.................................... 11

SECTION 3.   Covenants of the Company....................................... 11
       (a)   Offering Memorandum............................................ 11

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
      (b)    Notice and Effect of Material Events........................... 11
      (c)    Amendment to Offering Memorandum and Supplements............... 12
      (d)    Qualification of Securities for Offer and Sale................. 12
      (e)    Rating of Securities........................................... 12
      (f)    DTC............................................................ 13
      (g)    Use of Proceeds................................................ 13
      (h)    Restriction of Sale of Securities.............................. 13

SECTION 4.   Payment of Expenses............................................ 13
      (a)    Expenses....................................................... 13
      (b)    Termination of Agreement....................................... 14

SECTION 5.   Conditions of Initial Purchasers' Obligations.................. 14
      (a)    Accountants' Comfort Letter.................................... 14
      (b)    Absence of Certain Changes..................................... 14
      (c)    Opinion of Special Counsel for Company......................... 15
      (d)    Opinion of General Counsel for the Company..................... 17
      (e)    Opinion of Counsel for Initial Purchasers...................... 18
      (f)    Officers' Certificate.......................................... 18
      (g)    Bring-Down Comfort Letter...................................... 19
      (h)    Additional Documents........................................... 19
      (i)    Termination of Agreement....................................... 19

SECTION 6.   Subsequent Offers and Resales of the Securities................ 19
      (a)    Offer and Sale Procedures...................................... 19
             (i)      Offers and Sales only to Institutional Accredited
                      Investors or Qualified Institutional Buyers........... 19
             (ii)     No General Solicitation............................... 20
             (iii)    Purchases by Non-Bank Fiduciaries..................... 20
             (iv)     Subsequent Purchaser Notification..................... 20
             (v)      Minimum Principal Amount.............................. 20
             (vi)     Restrictions on Transfer.............................. 21
             (vii)    Delivery of Offering Memorandum....................... 21
      (b)    Covenants of the Company....................................... 21
             (i)      Integration........................................... 21
             (ii)     Rule 144A Information................................. 21
             (iii)    Restriction on Repurchases............................ 21
      (c)    Resale Pursuant to Rule 903 of Regulation S or Rule 144A....... 22
      (d)    Representations and Warranties of Initial Purchasers........... 22

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SECTION 7.   Indemnification................................................ 24
      (a)    Indemnification of Initial Purchasers.......................... 24
      (b)    Indemnification of Company..................................... 25
      (c)    Actions against Parties; Notification.......................... 25
      (d)    Settlement without Consent if Failure to Reimburse............. 26

SECTION 8.   Contribution................................................... 26

SECTION 9.   Representations, Warranties and Agreements to Survive Delivery. 28

SECTION 10.  Default by One or More of the Initial Purchasers............... 28

SECTION 11.  Notices........................................................ 29

SECTION 12.  Parties........................................................ 29

SECTION 13.  GOVERNING LAW AND TIME......................................... 29

SECTION 14.  Effect of Heading.............................................. 29

SCHEDULES
     Schedule A - List of Initial Purchasers
     Schedule B - Pricing Information

                                CASE CORPORATION
                            (a Delaware corporation)
                                  $300,000,000
                        6.25% Notes due December 1, 2003

                               PURCHASE AGREEMENT
                               ------------------

                                                                December 2, 1998
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.

c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

          Case Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $300,000,000 aggregate principal amount of the Company's 6.25% Notes due December 1, 2003 (the "Securities"). The Securities are to be issued pursuant to an Indenture dated as of July 31, 1995 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Securities and the Exchange Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

          The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

          Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") to be dated as of the Closing Time among the Company and the Initial Purchasers and for so long as such Securities constitute "Registrable Securities" (as defined in such agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") relating to the Company's 6.25% Series B Notes due December 1, 2003 (the "Exchange Notes"), to be offered in exchange for the Securities (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Notes Registration Statements") relating to the resale by certain holders of the Securities and to use its reasonable efforts to cause such Notes Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

          The Company has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated December 2, 1998 (the "Final Offering Memorandum"), for use by such Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Final Offering Memorandum, or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

          SECTION 1.  Representations and Warranties by the Company.

          (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

          (i) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

          (iii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder

     (the "1934 Act Regulations") and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) Financial Statements. The audited consolidated financial statements of the Company and related schedules, if any, and notes included or incorporated by reference in the Offering Memorandum comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein) and fairly present the consolidated financial condition, results of operations, cash flows, changes in equity and changes in stockholders' equity of the Company on a consolidated basis at the dates and for the periods presented. The unaudited consolidated financial statements of the Company and the related notes included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial condition, results of operations, cash flows, changes in equity and changes in stockholders' equity of the Company at the dates and for the periods to which they relate, subject to year-end audit adjustments, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein) and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above, except as otherwise stated therein. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included or incorporated by reference in the Offering Memorandum under the caption "Ratio of Earnings to Fixed Charges" have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

          (v) Due Incorporation and Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations or financial condition of the Company and its con-solidated subsidiaries (as defined in Rule 1-02(x) of the Commission's Regulation S-X), taken as a whole (a "Material Adverse Effect").

          (vi) Due Incorporation and Good Standing of Subsidiaries. Each subsidiary (including, if applicable, partnerships of which the Company is a general partner) of the Company that meets the conditions for a "significant subsidiary" set forth in Rule 1-02(w) of the Commission's Regulation S-X (collectively, the "Subsidiaries") is duly organized and validly existing as a corporation or partnership in good standing (if applicable) under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business as a foreign corporation or partnership and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

          (vii) Authorization of the Indenture and the Securities. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); the Indenture has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equity principles; the Securities have been duly authorized by the Company; and when the Securities are delivered and paid for pursuant to this Agreement at the Closing Time, such Securities will have been duly executed, authenticated, issued and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Memorandum, and such Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equity principles. At the Closing Time, the Indenture and the Securities will be in substantially the respective forms previously delivered to the Initial Purchasers.

          (viii) Authorization of the Exchange Notes. The Exchange Notes have been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in the manner provided for by the terms of the Exchange Offer and the Indenture, the Exchange Notes will have been duly executed, authenticated, issued and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Memorandum and such Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equitable principles.

          (ix) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute the valid and legally binding obligation of the Company in accordance with its terms, subject, (i) as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting enforcement of creditors' rights, to public policy considerations and to general equitable principles, and (ii) as to enforcement of rights to indemnification and contribution thereunder, to federal or state securities laws or regulations or the public policy underlying such laws or regulations. At the Closing Time, the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum and will be in substantially the form previously delivered to the Initial Purchasers.

          (x) No Consents, Approvals, Etc. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement (including, without limitation, the execution, delivery and performance of this Agreement, the Indenture, the Securities, the Exchange Notes and the Registration Rights Agreement) in connection with the issuance and sale of the Securities by the Company pursuant to this Agreement and the issuance and exchange by the Company of the Exchange Notes pursuant to the Exchange Offer, except such as are required under the 1933 Act and the Trust Indenture Act in respect of the Exchange Offer and such as may be required under state securities laws.

          (xi) Absence of Defaults and Conflicts. The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale of the Securities and the issuance and exchange of the Exchange Notes and compliance with the terms and provisions hereof and thereof do not and will not (i) contravene any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or of any of the Subsidiaries, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a default under), or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or of any of the Subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over any of them or any of their respective properties, assets or operations, or any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties, assets or operations of any of them is subject, other than any such breach, violation, default, lien, charge or encumbrance as would not singly or in the aggregate with all such other breaches, violations, defaults, liens, charges or encumbrances reasonably be expected to have a Material Adverse Effect.

          (xii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (xiii) Licenses and Permits. The Company and the Subsidiaries have such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Licenses") as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the Offering Memorandum, and all such Licenses are valid and in full force and effect, other than any failure to have any such License or any failure of any such License to be valid and in full force and effect as would not singly or in the aggregate with all such other failures have a Material Adverse Effect.

          (xiv) Environmental Laws. Except as set forth in the Offering Memorandum, the properties, assets and operations of the Company and the Subsidiaries are in compliance in all material respects with all applicable Federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), other than any such failure to be in compliance as would not singly or in the aggregate with all such other failures known to the Company reasonably be expected to have a Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the best knowledge of the Company and except as set forth in the Offering Memorandum, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of the Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Environmental Laws, other than any such interference or prevention as would not singly or in the aggregate with any such other interference or prevention known to the Company reasonably be expected to have a Material Adverse Effect.

          (xv) Absence of Proceedings. Except as set forth in the Offering Memorandum, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any of the Subsidiaries, or with respect to which the Company or any of the Subsidiaries is responsible by way of indemnity or otherwise, that would singly or in the aggregate with all such other actions, suits, investigations or proceedings reasonably be expected to have a Material Adverse Effect, or reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities or the Exchange Notes; and, to the best knowledge of the Company, except as set forth in the Offering Memorandum, no such actions, suits, proceedings or investigations are threatened.

          (xvi) Absence of Material Adverse Effect. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Offering Memorandum, except as disclosed in or contemplated by the Offering Memorandum: (A) neither the Company nor any Subsidiary has sustained any material loss or interference with its consolidated business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (B) there has been no material increase in the long-term indebtedness of the Company, no material change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock not consistent with past practice; and (C) there has not been or become known any Material Adverse Effect, or any development that could singly or in the aggregate with all other developments reasonably be expected to result in a Material Adverse Effect.

          (xvii) Investment Company Status. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (xviii)   Absence of Labor Disturbance.  Except as set forth in the
     Offering Memorandum, no labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened that would singly or in the aggregate with all such other labor disturbances reasonably be expected to have a Material Adverse Effect.

          (xix) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xx) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxi) No Registration Required. Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers set forth in
     Section 2(c) hereof and compliance by the Initial Purchasers with the provisions of Sections 6(a) and 6(c) hereof and (ii) the accuracy of the representations made by each Subsequent Purchaser of the Securities under Regulation S of the 1933 Act, as to such Subsequent Purchaser not being a "U.S. Person," within the meaning of Rule 902 of Regulation S of the 1933 Act, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act.

          (xxii) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxiii)   No Agreement for Filing a Registration Statement.  There are
     no persons with registration rights or other similar rights to have any debt securities registered pursuant to any registration statement or otherwise registered by the Company under the 1933 Act, except persons having such rights pursuant to the Registration Rights Agreement.

          (xxiv) Compliance with Rule 144A. The Final Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

          (xxv) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.

          (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

          (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Mayer, Brown & Platt, 190 S. LaSalle Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (eastern standard time) on the 3rd business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

          (d) Denominations; Registration. Certificates for the Securities shall be in such denominations (with minimum denominations of $100,000 and integral multiples of $1,000 thereof) and registered in such names as the Representative may request in writing at least two full business day before the Closing Time. One or more Securities in definitive global form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Securities sold to Subsequent Purchasers (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company, against payment by the Initial Purchasers of the purchase price therefor in accordance with this
Section 2. The Global Note shall be made available for examination by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the business day prior to the Closing Time.

          SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (a) Offering Memorandum. The Company, as promptly as possibly, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

          (b) Notice and Effect of Material Events. The Company will promptly notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities ex-change or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, or if, in the opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading, or so that the Offering Memorandum, as so amended or supplemented, shall comply with applicable law, as the case may be.

          (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent will not be unreasonably withheld or delayed, unless in the opinion of counsel for the Company such amendment or supplement is required by law. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

          (f) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

          (h) Restriction of Sale of Securities. During a period of seven (7) business days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other dollar denominated debt securities issued by the Company and having a maturity of more than one year from the date of issue or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities (other than (i) the Exchange Notes, (ii) any debt securities convertible into, or exchangeable for, equity securities of the Company and (iii) any debt securities of another entity acquired by the Company or assumed by the Company in connection with an acquisition of the assets of such entity, which debt securities were (a) existing prior to such acquisition and (b) not issued in connection with, or in contemplation of, such acquisition).

          SECTION 4.  Payment of Expenses.

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) any fees payable in connection with the rating of the Securities.

          (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 hereof (other than pursuant to clauses (iii), (iv) or (v) of Section 5(b)), the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

          SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions.

          (a) Accountants' Comfort Letter. On or prior to the date of this Agreement, the Representative shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (b) Absence of Certain Changes. Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly, the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Initial Purchasers including the Representative, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review with possible negative implications its rating of any debt securities or preferred stock of the Company; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by U.S. Federal or New York authorities; or
(v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers including the Representative, the effect of any such out-break, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (c) Opinion of Special Counsel for Company. At the Closing Time, the Representative shall have received the signed opinion, dated as of the Closing Time, of Mayer, Brown & Platt, special counsel for the Company, or other counsel for the Company reasonably satisfactory to the Representative, substantially to the effect that:

          (i) the Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions within the United States of America in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a material adverse effect upon its operations or financial condition;

          (ii) the Indenture and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the 1939 Act and the Indenture and the Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject, (i) as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equity principles and (ii) as to enforceability of rights to indemnification and contribution thereunder, to limitations imposed by federal or state securities laws or regulations or the public policy underlying such laws or regulations; the Indenture complies as to form in all material respects with the requirements of the 1939 Act; the Securities have been duly authorized by the Company; the Securities have been duly executed, authenticated and delivered by the Company; the Securities constitute, and any Exchange Notes, when executed, authenticated, issued and delivered in the manner provided in the Indenture and, with respect to the Exchange Notes, exchanged as described in the Offering Memorandum pursuant to the Exchange Offer, will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to public policy considerations and to general equity principles; and the Securities conform, and any Exchange Notes, when so issued and delivered and exchanged, will conform, in all material respects to the respective descriptions thereof contained in the Offering Memorandum;

          (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale by the Company of the Securities or the issuance or exchange of the Exchange Notes by the Company pursuant to the Exchange Offer, except such as are required and have been obtained and made under the 1939 Act and, in connection with the issuance and exchange of the Exchange Notes pursuant to the Exchange Offer, under the 1933 Act and the 1939 Act and such as may be required under state securities laws (it being understood that such opinion may be limited to such consents, approvals, authorizations, orders and filings which, in such counsel's experience, are customarily applicable to transactions of the type contemplated by this Agreement, the Indenture and the Registration Rights Agreement);

          (iv) the execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale by the Company of the Securities and the issuance and exchange by the Company of the Exchange Notes pursuant to the Exchange Offer and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, any Subsidiary incorporated in the United States of America or any of their respective properties known to such counsel, or the charter or by-laws of the Company or any such Subsidiary; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and to authorize, issue and exchange the Exchange Notes as contemplated by the Registration Rights Agreement;

          (v) such counsel has no reason to believe that the Offering Memorandum, as of its date or as of the Closing Time, or any amendment or supplement thereto, as of its date or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data contained in the Offering Memorandum;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) and incorporated or deemed to be incorporated by reference in the Offering Memorandum complied as to form in all material respects with the applicable requirements of the 1934 Act when so filed; and

          (viii) assuming (a) that the representations and warranties of the Initial Purchasers contained in Section 2(c) of this Agreement are true, correct and complete, (b) compliance by the Company and the Initial Purchasers with their covenants in Section 6 hereof and (c) the accuracy of the representations and warranties deemed made by each purchaser of the Securities in accordance with the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the 1933 Act.

          Such counsel in rendering such opinion may rely as to certain matters of fact on certificates of officers of the Company and of public officials; provided, however, that such certificates shall have been delivered to the Representative on or prior to the Closing Time.

          (d) Opinion of General Counsel for the Company. The Representative shall have received the signed opinion, dated as of the Closing Time, of Richard
S. Brennan, General Counsel and Secretary of the Company, substantially to the effect that:

          (i) to the best of his knowledge, no consent, approval or authorization of any third party is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale by the Company of the Securities and the issuance and exchange by the Company of the Exchange Notes, except such as have been obtained and made and are in full force and effect and such as may be required under state securities laws or such as may be required under the 1933 Act and the 1939 Act in connection with the performance of the Registration Rights Agreement;

          (ii) the execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale by the Company of the Securities and the issuance and exchange by the Company of the Exchange Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (including, without limitation, any event or condition which, with notice or lapse of time, or both, would constitute a default under), any material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject;

          (iii) except as set forth in the Offering Memorandum, there are no material pending legal proceedings known to such counsel to which the Company or any Subsidiary is a party or of which the property of the Company or any Subsidiary is the subject, and to the best knowledge of such counsel no such proceeding is contemplated; and

          (iv) such counsel has no reason to believe that the Offering Memorandum, as of its date or as of the Closing Time, or any amendment or supplement thereto, as of its date or as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Offering Memorandum.

          Such counsel in rendering such opinion may rely as to certain matters of fact on certificates of officers of the Company and of public officials; provided, however, that such certificates shall have been delivered to the Representatives on or prior to the Closing Time.

          (e) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the incorporation of the Company and the matters set forth in clauses (ii) (assuming the due authorization, execution and delivery of each of the Indenture and the Registration Rights Agreement by each party thereto), (v), (vi) and (viii) of subsection (c) of this Section 5. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (f) Officers' Certificate. The Initial Purchasers shall have received a certificate or certificates, dated the Closing Time, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, that, subsequent to the date of the most recent financial statements in the Offering Memorandum, there has been no material adverse change in the financial position or results of operations of the Company or its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Memorandum or as described in such certificate and reasonably acceptable to the Representative.

          (g) Bring-Down Comfort Letter. The Initial Purchasers shall have received a letter, dated the Closing Time, of Arthur Andersen LLP to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Time for the purposes of this subsection.

          (h) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated.

          (i)  Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Subsequent Offers and Resales of the Securities.

          (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i) Offers and Sales only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the 1933 Act), (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors"), (C) to non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

          (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors," including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

          (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

          (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

               (i) Integration. The Company agrees that it will not and will cause its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

               (ii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

               (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

          (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, or another applicable exemption from the registration provisions of the 1933 Act or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S, Rule 144A under the Securities Act or another exemption from the registration requirements of the 1933 Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

          (d) Representations and Warranties of Initial Purchasers. Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

          In addition, each Initial Purchaser severally represents and agrees that:

          (i) except to the extent permitted under U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D) (the "D Rules"), (x) it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a United States person, and (y) such Initial Purchaser has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

          (ii) it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

          (iii) if such Initial Purchaser is a United States person, it represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and, if such Initial Purchaser retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D)(6); and

          (iv) with respect to each affiliate (if any) that acquires from such Initial Purchaser Securities in bearer form for the purposes of offering or selling such Notes during the, restricted period, such Initial Purchaser either (A) hereby severally represents and agrees on behalf of such affiliate (if any) to the effect set forth in sub-paragraphs (i), (ii) and
     (iii) of this paragraph or (B) severally agrees that it will obtain from such affiliate (if any) for the benefit of the Company the representations and agreements contained in sub-paragraphs (i), (ii) and (iii) of this paragraph.

Terms used in the above paragraph have the meanings given to them by the United States Internal Revenue Code and Regulations thereunder, including the D Rules.

          In addition, under U.S. Treas. Reg. (S)1.163-5(c)(2)(i)(C) (the "C Rules"), Securities in bearer form must be issued and delivered outside the United States and its possessions in connection with their original issuance. Each Initial Purchaser severally represents and agrees that it has not offered, sold or delivered, and will not offer, sell or deliver, directly or indirectly, Securities in bearer form within the United States or its possessions in connection with the original issuance. Further, each Initial Purchaser severally represents and agrees in connection with the original issuance of Securities in bearer form, it has not communicated, and will not communicate, directly or indirectly, with a prospective purchaser if such purchaser is within the United States or its possessions and will not otherwise involve its U.S. office in the offer or sale of Instruments in bearer form. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the C Rules.

          SECTION 7.  Indemnification.

          (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to the sixth sentence of Section 7(c), the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment or supplement thereto) provided, further, that this indemnity agreement shall not inure to the benefit of any Initial Purchaser (or any controlling person thereof) who failed to deliver an Offering Memoran-dum (as then amended or supplemented) on or prior to the Closing Time to the person asserting any loss, claim, damage or expense caused by any misstatement or omission or alleged misstatement or omission, if such misstatement or omission or alleged misstatement or omission was cured in such Offering Memorandum (as so amended or supplemented), so long as the Offering Memorandum (as so amended or supplemented) was provided by the Company to such Initial Purchaser on or prior to the Closing Time.

          (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          SECTION 8.  Contribution.  If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

          SECTION 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the

Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at Sears Tower Building, Suite 5500, Chicago, Illinois 60606, attention of: Parker Weil; notices to the Company shall be directed to it at 700 State Street, Racine, Wisconsin 53404,
Attention:  Treasurer.

          SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation. other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ALL REFERENCES TO TIME HEREIN ARE TO EASTERN STANDARD TIME.

          SECTION 14. Effect of Heading. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                       Very truly yours,

                                       CASE CORPORATION


                                       By: /s/ Peter Hong
                                          -------------------------------
                                          Title:

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By  /s/ Parker A. Weil
   ------------------------------------
   Authorized Signatory

For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                       Very truly yours,

                                       CASE CORPORATION


                                       By:
                                           -------------------------------
                                           Title:

CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By /s/ ????????????
  ----------------------------------------
  Authorized Signatory

For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

                                  SCHEDULE A

                                                                 Principal Amount
                                                                   of Securities
Name of Initial Purchaser                                         to be Purchased
-------------------------                                        ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated                 $165,000,000
Chase Securities Inc.                                                33,750,000
Credit Suisse First Boston Corporation                               33,750,000
NationsBanc Montgomery Securities LLC                                33,750,000
Salomon Smith Barney Inc.                                            33,750,000
                                                                   ------------
                                             Total:.............   $300,000,000

                                  SCHEDULE B

                               PRICE INFORMATION

          1. The initial offering price to investors of the Securities shall be 99.626% of the principal amount thereof plus accrued interest, if any, from the date of issuance.

          2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 99.026% of the principal amount thereof plus accrued interest, if any, from the date of issuance.

          3.   The interest rate on the Securities shall be 6.25% per annum.